SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 8, 2005

Date of Report (Date of Earliest Event Reported)

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

135 Corporate Woods, Rochester, New York	14623

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 272-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     Non-Employee Director Compensation

     At meetings on June 8, 2005, the Board of Directors of Harris Interactive Inc. (the “Company”) and its Compensation Committee approved a change to the cash and equity compensation payable to the member of the Board of Directors serving as its Chairman, if the director is not receiving compensation related to employment by the Company or any of its subsidiaries (“Non-Employee Director”). In addition to any other fees payable, if the Chairman of the Board of Directors is a Non-Employee Director, he will receive an annual fee of $15,000 and an annual grant of options to purchase 5,000 shares of the Company’s common stock, par value $.001. Because director equity compensation is generally awarded by the Company on an annual basis at or about the time of its annual meeting, George Bell, the Non-Employee Chairman of the Board of Directors, was granted 2,000 options effective June 8, 2005 to cover the interim period prior to the Company’s 2005 annual meeting.

     A summary of the Company’s compensation arrangements for Non-Employee Directors, amended as described above, is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Summary of Compensation Arrangements for Non-Employee Directors of Harris Interactive Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.
(Registrant)

By:	/s/ Frank J. Connolly, Jr.

Name:	Frank J. Connolly, Jr.
Title:	Chief Financial Officer and Corporate
Secretary (Principal Financial Officer)

Dated: June 13, 2005

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
Exhibit 10.1	Summary of Compensation Arrangements for Non-Employee Directors of Harris Interactive Inc.